UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2020

CHINA XD PLASTICS COMPANY LIMITED
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-34546	04-3836208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 9 Dalian North Road, Haping Road Centralized Industrial Park,
Harbin Development Zone, Heilongjiang Province, PRC 150060
(Address of Principal Executive Offices)

(86) 451-8434-6600
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	CXDC	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As disclosed in Item 3.01 of the Current Report on Form 8-K filed by the Company on January 7, 2020, the Company received a notice of non-compliance from the NASDAQ Listing Qualifications Department (the “Staff”). The notice informed the Company that, as a result of the termination of two independent directors’ terms of office, the Company was not in compliance with NASDAQ Listing Rule 5605, which requires that independent directors must comprise a majority of the Board of Directors of the Company (the “Board”).

On January 2, 2020, the Company announced the resignations of Qingwei Ma, a non-independent director, and two independent directors, Feng Li and Xin Li, as well as the appointments of Huiyi Chen and Guanbao Huang as independent directors of the Company. The Board has determined that Mr. Chen qualities as “an audit committee financial expert” and both Mr. Chen and Mr. Huang meet the independence and financial literacy requirements as set forth in NASDAQ Listing Rule 5605.

On January 10, 2020, the company announced that it has received the formal notification from the Staff on January 9, 2020 which confirmed that the Company has regained compliance with NASDAQ Listing Rule 5605 with the appointments of Mr. Chen and Mr. Huang. A copy of the press release is filed as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2020

CHINA XD PLASTICS COMPANY LIMITED

By: /s/ Jie HAN

Name: Jie HAN

Title: Chief Executive Officer